UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2009
BMP SUNSTONE CORPORATION
(Exact name of registrant specified in its charter)

Delaware	000-32980	20-0434726

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania	19462

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone, including area code: (610) 940-1675
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-4.1
EX-5.1
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5

Item 1.01. Entry into a Material Definitive Agreement.
     On March 13, 2009, BMP Sunstone Corporation (the “Company”), entered into a Placement Agency Agreement with Philadelphia Brokerage Corporation (the “Placement Agent”), as placement agent relating to the issuance and sale to investors of up to $7,000,000 principal amount of 12.5% Subordinated Convertible Notes due July 1, 2011 (the “Notes”) convertible into common shares of the Company. The terms of the Notes are described in Item 2.03 of this report, which description is incorporated by reference into this Item 1.01.
     The Placement Agent will receive a fee equal to six percent (6%) of the gross proceeds received by the Company in the sale of the Notes, payable as follows: (i) one-third (1/3) of the fee shall be payable in common shares valued at $3.00 per share, which equals 46,666 common shares (assuming the purchase of all of the Notes) and (ii) two-thirds (2/3) of the fee shall be payable by wire transfer of immediately available funds to an account or accounts designated by the Placement Agent. The placement agency agreement requires the Company to indemnify the Placement Agent and certain of its affiliates against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended, or to contribute to payments the Placement Agent may be required to make because of any of those liabilities.
     From time to time, the Placement Agent and its affiliates have provided, and may from time to time in the future provide, investment banking and other services to the Company for which they receive customary fees and commissions.
     Net proceeds from the sale of Notes are estimated to be approximately $6,620,000, (assuming we sell $7,000,000 in principal amount of Notes) after deducting placement agent fees but before estimated offering expenses payable by the Company. A copy of the placement agency agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference.
     Following execution of the placement agency agreement, the Company will enter into definitive subscription agreements with investors relating to the sale of the Notes. A copy of the form of subscription agreement is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.
     The Notes will be issued under a subordinated debt indenture, dated as of March 16, 2009, with The Bank of New York Mellon, as trustee, which contains covenants for the benefit of the holders of the Notes. These covenants restrict the Company’s ability, among other things and with certain exceptions, to incur debt secured by liens; engage in sale/leaseback transactions; or merge or consolidate with another entity or sell substantially all of our assets to another entity. Copies of the forms of both the Indenture for Senior Debt Securities and the Indenture for Subordinated Debt Securities (both of which have been amended to allow for the Company’s signatory to be by the Chief Financial Officer) are filed as Exhibit 10.3 and Exhibit 10.4 to this Current Report and are incorporated herein by reference.
     Pursuant to the terms of the indenture referenced above and to facilitate the issuance of the Notes, the Company delivered an Officer’s Certificate to The Bank of New York Mellon, as trustee (the “Officer’s Certificate”). A copy of the form of the Officer’s Certificate is filed as Exhibit 10.5 to this Current Report and is incorporated herein by reference.
     The Notes were registered under the Company’s shelf registration statement on Form S-3 (Registration No. 333-156958) which was declared effective by the Securities and Exchange Commission on February 9, 2009. The prospectus supplement describing the terms of the sale of Notes will be filed with the Securities and Exchange Commission. A copy of the opinion of Morgan, Lewis & Bockius LLP relating to the legality of the issuance and sale of the Notes is attached as Exhibit 5.1 hereto.

Item 2.03. Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Pursuant to the subscription agreements, the Company will issue the Notes in the aggregate principal amount of up to $7,000,000. The Notes will bear interest at the annual rate of 12.5% from March 16, 2009, or the most recent interest payment date to which interest has been paid or provided for, payable quarterly in arrears on April 1, July 1, October 1 and January 1 of each year, commencing April 1, 2009 to the persons in whose names the Notes are registered at the close of business on March 15, June 15, September 15 or December 15 (whether or not a business day), as the case may be, preceding the respective interest payment date.
     Each noteholder will be entitled, at his option, at any time after the close of business on May 15, 2009, to convert the Notes (or any portion of the principal amount thereof which is $1,000 or an integral multiple thereof) into fully paid and non-assessable common shares of the Company, at a conversion price per share equal to the lesser of (i) $3.00, (ii) 115% of the lowest price per Common Share (after deducting the value, as determined by the Company, of any warrants or other securities issued in any offering) for which the Company sells common shares in any offering or (iii) 115% of the VWAP (as defined below) for the period from and including October 15, 2009 through and including December 15, 2009, provided that, notwithstanding anything to the contrary, the conversion price shall not be less than $2.00. “VWAP” means the volume weighted average price (the aggregate sales price of all trades of Common Shares during each trading day divided by the total number of shares of common shares traded during such trading day) of the common shares during any trading day. The Notes cannot be converted into common shares in excess of 20% of the outstanding common shares of the Company other than in compliance with the rules of The Nasdaq Stock Market, Inc.
     The number of Common Shares issuable upon conversion shall be determined by dividing (x) such portion of the amount being converted by (y) the conversion price in effect on the date of receipt of the notice of conversion by the Company from the noteholder pursuant to the indenture.
     In addition to the covenants provided for in the indenture, the Notes will be subject to the following covenants so long as any such notes are outstanding:
•	The Company will not, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, that is not subordinated in all respects to the Company’s obligations under the Notes, other than the Following indebtedness in its respective current available or stated amounts (i) indebtedness secured by purchase money security interests (which will be senior only as to the underlying assets covered thereby), (ii) indebtedness under capital lease obligations (which will be senior only as to the assets covered thereby), (iii) indebtedness to any commercial bank or other institutional lender of commercial loans, or (iv) the 12.5% Secured Convertible Notes due July 1, 2011, the 12.5% March Exchange Secured Convertible Notes due July 1, 2011, the 12.5% March Cash Secured Convertible Notes due July 1, 2011 or the 10.0% Senior Secured Promissory Notes Due May 1, 2009; provided, however, that the Company may renew, refinance or replace (A) any indebtedness contemplated by clauses (i) through (iii) in each case in the Ordinary Course of Business or (B) any indebtedness contemplated by clause (iv) in such a manner that does not (x) result in an increase in the aggregate principal amount of such indebtedness or (y) change any other term of such indebtedness (other than with respect to any security interest) that is not made available to the holders of the Notes on a pro rata basis. For the purposes of this paragraph, “Ordinary Course of Business” means an increase in availability or amount or change in other terms that would not require approval of the board of directors of the Company.

•	The Company will not create, incur, assume or suffer to exist any lien on the shares of capital stock of equity securities of Sunstone China Limited (formerly named Hong Kong Fly International Health Care Limited), a Hong Kong corporation and wholly-owned subsidiary of the Company, except to secure the 10.0% Secured Promissory Notes due May 1, 2009, the 12.5% Secured Convertible Notes due July 1, 2011, the 12.5% March Exchange Secured

Convertible Notes due July 1, 2011, and the 10.0% Secured Promissory Notes due May 1, 2009, in each case, as provided in such notes as of the date hereof.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 4.1	Form of 12.5% Subordinated Convertible Notes due July 1, 2011 as issued by the Company on March 16, 2009.

Exhibit 5.1	Opinion of Morgan, Lewis & Bockius LLP.

Exhibit 10.1	Form of Placement Agency Agreement, as entered into on March 13, 2009, by the Company and Philadelphia Brokerage Corporation.

Exhibit 10.2	Form of Subscription Agreement, as entered into on March 16, 2009, by the Company and the investor signatory thereto.

Exhibit 10.3	Form of Indenture for Senior Debt Securities

Exhibit 10.4	Form of Indenture for Subordinated Debt Securities, as entered into on March 16, 2009, by the Company and The Bank of New York Mellon, as trustee.

Exhibit 10.5	Form of Officer’s Certificate, as delivered by the Company to The Bank of New York Mellon, as trustee, on March 16, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMP SUNSTONE CORPORATION
Date: March 16, 2009	By:	/s/ Fred M. Powell
		Name:	Fred M. Powell
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 4.1	Form of 12.5% Subordinated Convertible Notes due July 1, 2011 as issued by the Company on March 16, 2009.

Exhibit 5.1	Opinion of Morgan, Lewis & Bockius LLP.

Exhibit 10.1	Form of Placement Agency Agreement, as entered into on March 13, 2009, by the Company and Philadelphia Brokerage Corporation.

Exhibit 10.2	Form of Subscription Agreement, as entered into on March 16, 2009, by the Company and the investor signatory thereto.

Exhibit 10.3	Form of Indenture for Senior Debt Securities

Exhibit 10.4	Form of Indenture for Subordinated Debt Securities, as entered into on March 16, 2009, by the Company and The Bank of New York Mellon, as trustee.

Exhibit 10.5	Form of Officer’s Certificate, as delivered by the Company to The Bank of New York Mellon, as trustee, on March 16, 2009.